Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Susan Fisher 262-636-8434  s.h.fisher@na.modine.com

Modine Delivers Improved Third Quarter Fiscal 2010 Results

RACINE, WI, February 2, 2010 – Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today reported its financial results for the third quarter of fiscal 2010, as follows:

Third Quarter	2010	2009	Change
($ in millions except per share data)
Net Sales	$302.4	$325.6	$(23.2)
Gross Profit	$47.7	$37.9	$9.8
% of Sales	15.8%	11.6%	420	bp
Selling, General & Administrative (SG&A) Expenses	$40.7	$43.3	$(2.6)
Pre-Tax Earnings (Loss) from Continuing Operations	$2.4	$(63.8)	$66.2
Earnings (Loss) from Continuing Operations	$2.1	$(56.5)	$58.6
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.05	$(1.76)	$1.81
Adjusted EBITDA	$25.2	$12.7	$12.5

Free Cash Flow	$38.5	$7.8	$30.7
Net Debt (a)	$87.5	$205.7	$(118.2)
(a) As of December 31, 2009 and March 31, 2009, respectively

“Modine’s performance during the third quarter of fiscal 2010 affirms that our Four-Point Plan is working,” said Thomas A. Burke, Modine President and Chief Executive Officer.  “We delivered a 420 basis point improvement in gross margin despite lower sales, just over $25 million in adjusted EBITDA, and the company’s first pre-tax earnings in six quarters.  These results reflect the favorable impact of our restructuring activities and our significantly lower cost structure year over year.  During the quarter, we completed the sale of our Korea-based vehicular HVAC business, as part of our ongoing portfolio rationalization activity.  We used the strength of our cash flow from operations, as well as the proceeds from this sale, to reduce even further the company’s overall debt position.  Although we are clearly pleased with our progress during the third quarter, we are mindful of near-term pressure on our business. Continued steady increases in metals prices, as well as new program launches and announced plant closure activities, are expected to impact the company’s gross margin.  Within this environment, we continue to execute our Four-Point Plan.  With renewed confidence in our product strategies and our strong balance sheet, we remain focused on meeting the thermal management needs of our customers and positioning Modine for sustained profitable growth.”

Third Quarter Overview
•
Sales volumes declined seven percent from a year ago, yet improved sequentially across all segments, up seven percent compared to the second quarter of fiscal 2010, reflecting new program launches and some slight market recovery;

•
Gross margin of 15.8 percent rose 420 basis points from the third quarter of fiscal 2009 and 80 basis points sequentially, primarily attributable to a significant reduction in direct and indirect costs in the company’s manufacturing facilities;

•	The company recorded pre-tax income of $2.4 million, its first reported pre-tax earnings since the first quarter of fiscal 2009;
•	Adjusted EBITDA of $25.2 million during the third quarter of fiscal 2010 and $64.8 million year-to-date, far exceeded the company’s minimum adjusted EBITDA loan covenant requirements;

Third Quarter Fiscal 2010 Results - Page 2

•	The company announced the closure of its Harrodsburg, Kentucky, facility, reflecting a continuing focus on realigning its manufacturing footprint to achieve greater efficiencies in scale;
•
The company completed the sale of its Korea-based vehicular HVAC business in December, generating approximately $11 million in net proceeds, which were used to further reduce the company’s indebtedness and provide additional financial flexibility and liquidity; and

•	As of December 31, 2009, the company had reduced its net debt to $87.5 million, substantially lower than the $205.7 million balance at March 31, 2009.

Cash and Liquidity
“We are very pleased with the progress we are making to improve our liquidity and financial position,” said Robert R. Kampstra, Vice President, Corporate Controller and Chief Accounting Officer.  “We generated positive free cash flow through our strong operating results during the quarter.  This cash flow, combined with the proceeds from the sale of our Korea-based vehicular HVAC business and the capital raised in our secondary stock offering last quarter, allowed us to substantially reduce our net debt balance since March 31, 2009.”

Free cash flow was $38.5 million during the third quarter of fiscal 2010, compared with $7.8 million in the comparable period of fiscal 2009.  The improvement in income from operations resulting from the company’s cost reduction efforts, as well as reduced capital spending, contributed to the year over year improvement in free cash flow.  As of December 31, 2009, the company had cash on hand of approximately $44 million and additional available borrowing capacity of approximately $175 million.  The company is confident it has sufficient liquidity to manage its business and expects to be in compliance with its financial covenants through the term of its primary credit agreement.

Outlook
Modine anticipates continued, albeit modest, sales volume improvement over the next 12 months.  However, the company anticipates that the combination of the following factors will put near-term pressure on its fourth quarter gross margin versus the third quarter of fiscal 2010:

o	Significant commodity price increases, with aluminum and copper, up approximately 55 percent and 160 percent, respectively, during calendar 2009;
o	The lagging impact of material pass-through agreements with several customers, resulting in the company’s temporary absorption of sharply higher metals costs until these agreements reprice;
o	Inefficiencies associated with program launch activities and announced plant closures; and
o	The typical winding down of the Commercial Products segment’s heating products season during the fourth quarter.

“Although the fourth quarter is historically Modine’s weakest and we face these near-term headwinds,” Burke concluded, “we are confident in our ability to manage through the uncertainties of the market. With the substantial fixed cost reductions we have achieved, we are well positioned to use this operating leverage, along with our commitment to strong customer relationships, to capitalize on the significant opportunities before us as market volumes return.”

Conference Call and Webcast
Modine will conduct a conference call and live webcast, with a slide presentation, on Tuesday, February 2, 2010 at 10:30 a.m. Central Time (11:30 a.m. Eastern Time) to discuss its fiscal 2010 third quarter.  The webcast and accompanying slides will be available on the investor section of the Modine website at www.modine.com.  The dial-in phone number for the audio portion of the call is 800-798-2884 passcode: 89447458.  The international call-in number is 617-614-6207; passcode: 89447458.  Participants are encouraged to log on to the webcast and conference call about ten minutes prior to the start of the event. A replay of the audio and the slides will be available on the investor relations section of the Modine website at www.modine.com about two hours after the live call concludes.  A call-in replay will be available through March 9, 2010, at 888-286-8010; passcode: 64200752 or, for international callers, at 617-801-6888; passcode: 64200752.  A transcript of the call will be posted to the company’s website after February 3, 2010.

About Modine
Modine, with fiscal 2009 revenues of $1.4 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, off-highway and industrial equipment, refrigeration systems, and fuel cells. The company employs approximately 6,000 people at 32 facilities worldwide in 15 countries.  For more information about Modine, visit www.modine.com.

Third Quarter Fiscal 2010 Results - Page 3

Forward-Looking Statements
This press release contains statements, including information about future financial performance and market conditions, including the information provided under “Outlook,” accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, including, but not limited to, those described under "Risk Factors" in Item 1A of Part II of the company's Annual Report on Form 10-K for the year ended March 31, 2009 and under Forward-Looking Statements in Item 2 of Part I of that same report, as revised by Exhibit 99.1 to the Company’s Current Report on Form 8-K dated September 15, 2009, and the company's Quarterly Report on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009.  Other risks and uncertainties include, but are not limited to, the following: the impact on Modine of increases in commodity prices, particularly aluminum and copper and its ability to pass these prices on to customers; changes in sales mix to products with lower margins; the company’s ability to remain in compliance with its debt agreements and financial covenants going forward; Modine’s ability to fund its liquidity requirements and meet its long-term commitments; the impact the current global economic uncertainty is having on Modine, its customers and its suppliers and any worsening of such economic conditions; the secondary effects on Modine’s future cash flows and liquidity that may result from Modine’s customers and lenders dealing with the economic crisis and its consequences; Modine’s ability to limit capital spending; Modine’s ability to successfully execute its four-point recovery plan; the nature of the vehicular industry, including continued depressed customer build rates; and other risks and uncertainties identified by the company in public filings with the U.S. Securities and Exchange Commission.  The company does not assume any obligation to update any forward-looking statements.

Non-GAAP Financial Disclosures
Adjusted EBITDA, Net Debt and Free Cash Flow (which are defined below) as used in this press release are not measures that are defined in generally accepted accounting principles (GAAP). These non-GAAP measures are used by management and the company’s lenders as performance measures to judge liquidity and covenant compliance for the company’s business. These measures provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures.  However, these measures are not, and should not be, viewed as substitutes for the GAAP measures.  The presentations of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The company’s earnings (loss) from continuing operations before interest expense and provision for (benefit from) income taxes, adjusted to exclude unusual, non-recurring or extraordinary non-cash charges and up to $34.0 million of cash restructuring and repositioning charges, and further adjusted to add back depreciation and amortization expense, as defined in the applicable debt agreements. This is a financial measure of the profit generated excluding the above- mentioned items.

Definition – Net Debt
The sum of short- and long-term debt, less cash on hand. This is an indicator of the company’s debt position after considering on hand cash balances.

Definition – Free Cash Flow
The sum of net cash provided by (used for) operating and investing activities, further adjusted for net cash provided by (used for) financing activities except for advances and repayments of long-term debt, issuance of common stock and dividends. This is a liquidity measure of the cash available for permitted distributions.

-- Financial tables follow --

Third Quarter Fiscal 2010 Results - Page 4

Modine Manufacturing Company
Consolidated statements of operations (unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Net sales	$302,390	$325,578	$838,320	$1,153,937
Cost of sales	254,674	287,673	712,380	990,551
Gross profit	47,716	37,905	125,940	163,386
Selling, general & administrative expenses	40,672	43,268	116,236	159,278
Restructuring expense (income)	1,056	25,311	(907)	28,130
Impairment of long-lived assets	273	27,342	5,116	30,507
Income (loss) from operations	5,715	(58,016)	5,495	(54,529)
Interest expense	3,793	4,048	18,895	9,593
Other (income) expense - net	(441)	1,712	(7,122)	1,414
Earnings (loss) from continuing operations before income taxes	2,363	(63,776)	(6,278)	(65,536)
Provision for (benefit from) income taxes	238	(7,265)	2,125	(2,702)
Earnings (loss) from continuing operations	2,125	(56,511)	(8,403)	(62,834)
Earnings (loss) from discontinued operations (net of income taxes)	2,084	85	(8,348)	(728)
(Loss) gain on sale of discontinued operations (net of income taxes)	(430)	369	(430)	2,066
Net earnings (loss)	$3,779	$(56,057)	$(17,181)	$(61,496)

Earnings (loss) from continuing operations per common share:
Basic	$0.05	$(1.76)	$(0.23)	$(1.96)
Diluted	$0.05	$(1.76)	$(0.23)	$(1.96)

Net earnings (loss) per common share:
Basic	$0.08	$(1.75)	$(0.46)	$(1.92)
Diluted	$0.08	$(1.75)	$(0.46)	$(1.92)

Weighted average shares outstanding:
Basic	45,941	32,093	37,066	32,066
Diluted	46,243	32,093	37,066	32,066

Dividends paid per share	$-	$0.10	$-	$0.30

Comprehensive earnings (loss), which represents net earnings (loss) adjusted by the post-tax change in foreign-currency translation, the effective portion of cash flow hedges and change in benefit plan adjustment recorded in shareholders' equity, for the three month periods ended December 31, 2009 and 2008 were $413 and $(79,918), respectively, and for the nine month periods ended December 31, 2009 and 2008, were $24,788 and $(128,673), respectively.

Condensed consolidated balance sheets (unaudited)
(In thousands)
	December 31, 2009	March 31, 2009
Assets
Cash and cash equivalents	$44,161	$43,536
Short term investments	1,140	1,189
Trade receivables - net	130,495	122,266
Inventories	92,159	88,077
Assets held for sale	-	29,173
Other current assets	45,122	41,610
Total current assets	313,077	325,851
Property, plant and equipment - net	442,974	426,565
Assets held for sale	-	34,328
Other noncurrent assets	61,093	65,388
Total assets	$817,144	$852,132
Liabilities and shareholders' equity
Debt due within one year	$680	$5,232
Accounts payable	106,478	94,506
Liabilities of business held for sale	-	28,018
Other current liabilities	109,614	123,277
Total current liabilities	216,772	251,033
Long-term debt	131,020	243,982
Deferred income taxes	11,123	9,979
Liabilities of business held for sale	-	12,181
Other noncurrent liabilities	94,175	91,120
Total liabilities	453,090	608,295
Shareholders' equity	364,054	243,837
Total liabilities & shareholders' equity	$817,144	$852,132

Third Quarter Fiscal 2010 Results - Page 5

Modine Manufacturing Company
Condensed consolidated statements of cash flows (unaudited)
(In thousands)
Nine months ended December 31,	2009	2008

Cash flows from operating activities:
Net loss	$(17,181)	$(61,496)

Adjustments to reconcile net loss with net cash provided by operating activities:
Depreciation and amortization	49,625	55,875
Impairment of long-lived assets	12,763	30,507
Other - net	(581)	(15,465)
Net changes in operating assets and liabilities	5,244	70,843
Net cash provided by operating activities	49,870	80,264

Cash flows from investing activities:
Expenditures for plant, property and equipment	(41,449)	(79,538)
Proceeds from dispositions of assets	8,130	4,972
Proceeds from sale of discontinued operations	11,249	10,202
Settlement of derivative contracts	(6,544)	(263)
Other - net	4,024	3,225
Net cash used for investing activities	(24,590)	(61,402)

Cash flows from financing activities:
Net (decrease) increase in debt	(119,708)	30,919
Issuance of common stock	93,025	-
Cash dividends paid	-	(9,678)
Other - net	(1,795)	(1,398)
Net cash (used for) provided by financing activities	(28,478)	19,843

Effect of exchange rate changes on cash	3,823	(4,446)

Net increase in cash and cash equivalents	625	34,259

Cash and cash equivalents at beginning of the period	43,536	38,595

Cash and cash equivalents at end of the period	$44,161	$72,854

Condensed segment operating results (unaudited)
(In thousands)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Sales:
Original Equipment - Asia	$8,934	$4,172	$22,411	$13,221
Original Equipment - Europe	126,980	112,935	344,588	499,921
Original Equipment - North America (a)	101,296	137,702	293,559	399,641
South America	32,254	28,669	82,871	114,787
Commercial Products	48,371	48,796	127,956	150,866
Segment sales	317,835	332,274	871,385	1,178,436
Corporate and administrative	481	897	2,019	2,631
Eliminations	(15,926)	(7,593)	(35,084)	(27,130)
Total net sales	$302,390	$325,578	$838,320	$1,153,937

Operating income/(loss):
Original Equipment - Asia	$(675)	$(2,173)	$(3,630)	$(6,339)
Original Equipment - Europe	6,400	(43,351)	15,757	(6,865)
Original Equipment - North America (a) (b)	(541)	(8,798)	3,552	(32,980)
South America	2,788	1,040	6,296	11,648
Commercial Products	7,927	5,178	16,131	13,886
Segment income (loss) from operations	15,899	(48,104)	38,106	(20,650)
Corporate and administrative (b)	(10,174)	(9,771)	(32,715)	(33,750)
Eliminations	(10)	(141)	104	(129)
Income (loss) from operations	$5,715	$(58,016)	$5,495	$(54,529)

(a)
Sales and operating income/(loss) were retrospectively adjusted for comparative purposes to reflect the realignment of the Fuel Cell segment into the Original Equipment – North America segment for the three and nine months ended December 31, 2008.

(b)
Operating income/(loss) was retrospectively adjusted for comparative purposes to reflect the realignment of $5,105 and $15,058 of support department costs previously included in Corporate and administrative into the Original Equipment - North America segment for the three and nine months ended December 31, 2008, respectively.

Third Quarter Fiscal 2010 Results - Page 6

Modine Manufacturing Company
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations (unaudited)
(In thousands)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Earnings (loss) from continuing operations	$2,125	$(56,511)	$(8,403)	$(62,834)
Interest expense	3,793	4,048	18,895	9,593
Provision for (benefit from) income taxes	238	(7,265)	2,125	(2,702)
Depreciation and amortization (a)	16,045	15,836	47,983	51,414
EBITDA from continuing operations	22,201	(43,892)	60,600	(4,529)

Restructuring and repositioning charges	2,463	26,379	2,392	32,332
Non-cash charges (b)	583	30,163	1,811	41,269
Adjusted EBITDA	$25,247	$12,650	$64,803	$69,072

(a)	Depreciation and amortization expense represents total depreciation and amortization from continuing operations less accelerated depreciation which is included in non-cash charges.

(b)
Non-cash charges are comprised of long-lived asset impairments, non-cash restructuring and repositioning charges, exchange gains or losses on intercompany loans and non-cash charges which are unusual, non-recurring or extraordinary.

Net debt (unaudited)
(In thousands)

	December 31, 2009	March 31, 2009
Debt due within one year	$680	$5,232
Long-term debt	131,020	243,982
Total debt	131,700	249,214

Less: cash and cash equivalents	44,161	43,536
Net debt	$87,539	$205,678

Free cash flow (unaudited)
(In thousands)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Net cash provided by operating activities (c)	$31,001	$40,008	$53,319	$80,264
Net cash used for investing activities	6,436	(29,577)	(24,590)	(61,402)
Other financing activities - net	741	(3,861)	(1,795)	(1,398)
Effect of exchange rate changes on cash	101	1,190	3,823	(4,446)
Change in cash balances held for sale	196	-	-	-
Free cash flow	$38,475	$7,760	$30,757	$13,018

(c)
Net cash provided by operating activities for the nine months ended December 31, 2009 excludes the make-whole paymentof $3,449 related to the paydown of long-term debt as a result of the issuance of common stock.